EXHIBIT 99.1
Paul V. Maier
Senior Vice President
and Chief Financial Officer
858-550-7573
Contact: Abe Wischnia
Senior Director, Investor Relations and
Corporate Communications
858-550-7850
Ligand Pharmaceuticals to Explore Strategic Alternatives
Engages UBS Investment Bank as Financial Advisor
     SAN DIEGO, CA — November 18, 2005 — Ligand Pharmaceuticals Incorporated (Pink Sheets: LGND) today announced that the board of directors and management of the company believe that, while ongoing operational actions should translate into improved shareholder value, following their continued review of the company’s business, product assets, and current strategic position, it is also now appropriate to initiate an external process to explore strategic alternatives to enhance shareholder value. As a result, the board of directors has authorized and the company has engaged UBS Investment Bank (“UBS”) as its financial advisor to assist the board of directors and management in this process.
     In a separate press release today the company also announced the filing of its Form 10-K for fiscal year 2004 containing audited results for fiscal 2004, restated audited results for fiscal years 2003 and 2002, and a restatement of selected financial data for fiscal years 2001 and 2000 with the Securities and Exchange Commission (SEC). The company also announced preliminary revenue estimates for its third quarter of fiscal year 2005 and preliminary financial results for its first and second quarters of fiscal year 2005. The company also stated its expectation of filing its first, second and third quarter Form 10-Qs by early December as well as submitting an application for relisting of its common stock on the NASDAQ National Market after all required filings are made with the SEC.
     “Now that the financial reporting normalization process is proceeding towards completion, the company, with UBS, intends to build on the work done over the past months and move forward with a robust process to carefully explore all strategic alternatives to enhance shareholder value,” said David E. Robinson, Ligand chairman, president and CEO. “While I remain confident that the company’s business plans have the potential to deliver enhanced shareholder value over time, the board of directors and I are also enthusiastic about the opportunity to pursue strategic initiatives to better deliver shareholder value. We will evaluate all options to capitalize on the diverse portfolio of product assets developed here at Ligand from research, development and business transactions. That is our continued commitment to our shareholders.”
About Ligand
     Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, skin diseases, men’s and women’s hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand’s proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to intracellular receptors. For more information, go to www.ligand.com.
Caution Regarding Forward-Looking Statements
     This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Ligand’s judgment and involve risks and uncertainties as of the date of this release. These statements include those related to the financial normalization process, exploration of strategic alternatives, improving and enhancing shareholder value, and strategic and operational initiatives. Actual events or results may differ materially from Ligand’s expectations. There can be no assurance of that the company will be able to successfully execute any of the mentioned business or strategic alternatives, explorations or initiatives, that the company will complete its financial normalization process, including filing its delayed SEC periodic reports in a timely fashion, or at all, nor that the company will submit an application for relisting of its common stock by the NASDAQ Stock Market and if so, when relisting will occur. Additional information concerning these and other risk factors affecting Ligand’s business can be found in prior press releases as well as in Ligand’s public periodic filings with the Securities and Exchange Commission, available via Ligand’s web site at www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
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